Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated March 18, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 September 19, 2013

Zions Direct Auctions - View Auction 9/19/13, 10:17 AM ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS HOME :: HOME :: AUCTION #11187 View Auction Zions Bancorporation / 3.5 Year Corporates Non-redeemable prior to August 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); BBB (Kroll) Auction Status: ACCEPTING BIDS Security Type: Corporate Bonds Auction Start: 9/19/2013 12:00 PM EDT Issue Type: Primary Auction End: 9/25/2013 1:30 PM EDT Coupon 3.050% Last Update: 9/19/2013 12:17:33 PM EDT Maturity Date: 2/15/2017 Offering Documents Auction Details ISSUE INFORMATION BIDDING INFORMATION Call Feature: Callable Auction Phase: Sizing First Call Date: 8/15/2014 Current Principal Offered: $ 2,000,000.00 First Call Price: 100.000000 Current Units Offered: 2,000 Settlement Date: 9/30/2013 Number of Bidders: 0 First Interest Date: 2/15/2014 Number of Bids: 0 Int. Accrual Date: 8/23/2013 Current Market-Clearing Price: 99.500000 Int. Frequency: Semi-Annually Current Market-Clearing Yield: 3.207% Day Basis: 30/360 Current Yield to Maturity: 3.207% CUSIP Number: 98970ECL1 Current Yield to Call: 3.634% Minimum Offering: $ 2,000,000.00 Before submitting bids in this auction you must Maximum Offering: $ 25,000,000.00 Sizing Phase End: 9/24/2013 5:00 PM EDT Register or Sign In. Denomination: $ 1,000.00 Min. Price: 99.500000 Max. Price: 101.000000 Min. Yield: 1.891% Max. Yield: 3.207% Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. https://www.auctions.zionsdirect.com/auction/11187/summary Page 1 of 2 ZIONS BANCORPORATION ZIONS direct auctions

Zions Direct Auctions - View Auction 9/19/13, 10:17 AM Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/11187/summary Page 2 of 2 zions direct software that works powered by grant street group national bank vectra bank Amegy bank the commerce bank nevada state bank national bank California bank

Zions Direct Auctions - Bidding Qualification 9/19/13, 10:16 AM ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ZDTEST :: HOME :: HOME :: AUCTION #11187 Bidding Qualification Zions Bancorporation / 3.5 Year Corporates Non-redeemable prior to August 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB Please confirm your agreement with each of the following by checking the box next to each statement. I agree that the following contact information is correct: NAME: Test For Zions Direct E-MAIL: auctions@zionsdirect.com TELEPHONE: 800-524-8875 I have accessed or received the Offering Documents. I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested. By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase. I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities. I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt. I Agree I DO NOT Agree Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. * The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/11187/bidding_qualification Page 1 of 2 zions bancorporation zions direct software that works powered by grant street group national bank vectra bank Amegy bank the commerce bank nevada state bank national bank California bank

Zions Direct Auctions - Bidding Qualification 9/19/13, 10:16 AM https://www.auctions.zionsdirect.com/auction/11187/bidding_qualification Page 2 of 2 zions direct software that works powered by grant street group national bank vectra bank Amegy bank the commerce bank nevada state bank national bank California bank entrust

Zions Direct Auctions - Bid Page 9/19/13, 10:16 AM ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ZDTEST :: HOME :: HOME :: AUCTION #11187 Bid Page Zions Bancorporation / 3.5 Year Corporates Non-redeemable prior to August 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); BBB (Kroll) Auction Status: ACCEPTING BIDS Security Type: Corporate Bonds Auction Start: 9/19/2013 12:00 PM EDT Issue Type: Primary Auction End: 9/25/2013 1:30 PM EDT Coupon 3.050% Last Update: 9/19/2013 12:16:40 PM EDT Maturity Date: 2/15/2017 Offering Documents Auction Details ZDTEST Current Market-Clearing Yield*: 3.207% Current Market-Clearing Price: 99.500000 Non- AUCTION Competitive “In the Accrued Amount BIDS Units Price - OR - YTW YTC YTM Bid Submitted Money” Principal Interest Due 1 % Bid Row: + - Bid Limit: $ 1,000,000.00 Calculate/Refresh Submit Auction Activity Current Market-Clearing Yield*: 3.207% Current Market-Clearing Price: 99.500000 Potential Accrued Potential Bidder Units Bid Price Bid Yield Timestamp Principal Award Interest Amount Due No bids have been submitted. Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. * The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. https://www.auctions.zionsdirect.com/auction/11187/bid Page 1 of 2 zions direct software that works powered by grant street group national bank vectra bank zions direct auctions

Zions Direct Auctions - Bid Page 9/19/13, 10:16 AM Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/11187/bid Page 2 of 2 zions direct software that works powered by grant street group national bank vectra bank Amegy bank the commerce bank nevada state bank national bank california bank

Zions Direct Auctions - Review & Confirm Bid Submission 9/19/13, 10:17 AM ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ZDTEST :: HOME :: HOME :: AUCTION #11187 Review & Confirm Bid Submission Zions Bancorporation / 3.5 Year Corporates Non-redeemable prior to August 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); BBB (Kroll) Bidder Bid # Units @ Price Yield Max. Award Principal Accrued Interest Max. Amt. Due Status ZDTEST 1 1 @ 101.000000 1.891% 1 Units $ 1,010.00 $ 3.13 $ 1,013.13 NEW Bid Limit: $ 1,000,000.00 I understand that I could be responsible for up to $ 1,013.13 on my award. I confirm the bids shown in the table above. Cancel Confirm Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. * The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/11187/bid Page 1 of 1 zions bancorporation zions direct software that works powered by grant street group national bank vectra bank Amegy bank the commerce bank nevada state bank national bank california bank zions direct auctions entrust